CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293544 on Form S-6 of our report dated April 29, 2026, relating to the financial statements of FT 12897, comprising International Capital Strength Portfolio, Series 71 and SMid Capital Strength Portfolio, Series 71, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 29, 2026